Exhibit 32

Section 1350 Certifications of Chief Executive Officer and Chief Financial Officer

In connection with the Report of Material Sciences Corporation (the “Company”) on Form 10-K for the fiscal year ended February 29, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald L. Stewart, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 14, 2004

By:	/S/ RONALD L. STEWART
Ronald L. Stewart
President, Chief Executive Officer and Director

In connection with the Report, I, James J. Waclawik, Sr., Vice President, Chief Financial Officer and Secretary of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 14, 2004

By:	/S/ JAMES J. WACLAWIK, SR.
James J. Waclawik, Sr.
Vice President, Chief Financial Officer and Secretary

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